PRESS RELEASE

FOR IMMEDIATE RELEASE

EASTERN RESOURCES, INC. ANNOUNCES
BUZZKILL PREMIERE IN LOS ANGELES ON SUNDAY
AT HOLLYWOOD FILM FESTIVAL

LOS ANGELES, CA – OCTOBER 22, 2010:  Eastern Resources, Inc. (OTCBB: ESRI), an independent film production company, announced today that its first feature length major motion picture, BuzzKill, presented by Second City, will have its Los Angeles premiere as a participant in this year’s Hollywood Film Festival at Arclight Cinemas – Hollywood on Sunday, October 24, 2010 at 3:00 pm.  BuzzKill was directed by Steven Kampmann and written by Mr. Kampmann and Matt Smollon.  The picture, to be distributed by Indican Pictures in the first quarter of 2011, starring Daniel Raymont, Darrell Hammond, Krysten Ritter, Reiko Alysworth, Mike Starr and Larry Hankin, is a comedy about a struggling British writer who acquires fame in an unusual way when a notorious serial murderer, the Karaoke Killer, steals his car and the newest draft of his script.  BuzzKill is also pleased to be participating in a song-writing contest sponsored by Uplaya and Variety.

About Eastern Resources, Inc.:
Headquartered in New York, NY, Eastern Resources, Inc. is engaged in the production of full length independent feature films.  The Company has completed production of a feature length major motion picture entitled BuzzKill and plans to market it to distributors in the United States and abroad.  The Company’s business goals are to distribute profitable films for theatrical release, and exploit all methods of delivery worldwide.

Forward-Looking Statements
Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as “believes”, “expects”, “intends”, “estimates”, “plans”, “may”, “could”, “should”, “anticipates”, “likely” or similar expressions or variations on such expressions are forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Eastern Resources can be found in the filings of Eastern Resources with the U.S. Securities and Exchange Commission.

For Information Please Contact:
Eastern Resources, Inc.
Thomas H. Hanna, Jr., CEO
Phone:  (917) 687-6623